UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

ARBOR REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)
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As filed with the Commission on April 30, 2021

Arbor Realty Trust, Inc.
April 30, 2021
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Arbor Realty Trust, Inc., which, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations from federal and state authorities, will be held in a virtual-only format on May 26, 2021, at 11:00 a.m., Eastern Time (“ET”). The instructions to attend the annual meeting and vote, as well as the matters to be considered by the stockholders at the annual meeting, are described in detail in the accompanying materials.
It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend. As always, we encourage you to vote your shares prior to the annual meeting.
Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided.
Sincerely,
IVAN KAUFMAN
Chairman and Chief Executive Officer and President

Arbor Realty Trust, Inc.

Notice of Annual Meeting of Stockholders
To Be Held on May 26, 2021

To the Stockholders of Arbor Realty Trust, Inc.:
The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the “Company,” “Arbor,” “we,” “our,” and “us,”) will be held in a virtual-only format, on May 26, 2021, beginning at 11:00 a.m., ET. Instructions to attend the annual meeting and vote are described in detail in the accompanying materials. The proxy statement, annual report to security holders and the annual meeting instructions are also available on our website (www.arbor.com) under the heading “Investor Relations” or can be obtained by calling our main telephone number, (516) 506-4200.
The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:
(1)
The election of three Class III directors, each to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and

(3)
The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Stockholders of record at the close of business on April 1, 2021 will be entitled to receive notice of and vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2020 accompany this notice. Whether or not you plan to attend the annual meeting, please complete, date and sign the proxy card. Please return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote at the meeting, if you so choose.
By Order of the Board of Directors,

April 30, 2021 Uniondale, New York	JOHN J. BISHAR, JR. Corporate Secretary

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 506-4200

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2021

i

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
This proxy statement, the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held in a virtual-only format on May 26, 2021, at 11:00 a.m., ET, and any adjournments or postponements thereof.
The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed (or emailed solely with respect to the proxy card relating to the special voting preferred stock) on or about April 30, 2021 to holders of our common stock, par value $0.01 per share, and special voting preferred stock, par value $0.01 per share, of record at the close of business on April 1, 2021. The outstanding shares of common stock and special voting preferred stock are the only securities entitled to vote at the annual meeting, and we refer to these securities, collectively, as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2020.
A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Instructions to Attend and Vote at the Virtual Annual Meeting
Record Holders:   If you were a stockholder of record as of the close of business on April 1, 2021 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company (“AST”)), you can attend the annual meeting by accessing https://web.lumiagm.com/286720334 and selecting the button “I have a Control Number.” You will then be directed to a screen where you will enter: (i) the 11-digit control number on the proxy card; and (ii) the meeting password “arbor2021”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the annual meeting page (“Meeting Page”) where you can vote, submit written questions and listen to the meeting. If you are a stockholder of record and misplaced your 11-digit control number, please call AST at (800) 937-5449.
Beneficial Owners:   If you were a beneficial owner as of the close of business on April 1, 2021 (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the annual meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the annual meeting site provided above. Any control number that was provided with your proxy materials, likely a 16-digit number, will not provide access to the annual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., ET, on May 19, 2021. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the annual meeting.
Attending as a Guest:   If you are a record holder or beneficial owner and would like to enter the annual meeting as a guest in listen-only mode, go to https://web.lumiagm.com/286720334 and select the button “I am a guest.” Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.
Record holders and beneficial owners should call AST at (800) 937-5449 with any questions about attending the annual meeting. If you encounter any difficulty accessing the annual meeting, please visit https://go.lumiglobal.com/faq for assistance.

Asking Questions:   If you are attending the annual meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can ask questions by clicking the messaging icon on the right side of the toolbar appearing at the top of the Meeting Page and then typing and submitting your question.
Voting Shares:   If you are attending the annual meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can vote during the meeting by clicking the link “Proxy Voting Site” on the Meeting Page and following the prompts.
Voting
If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities during the annual meeting.
If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.
Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.
Right to Revoke Proxy
If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:
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send written notice of revocation, prior to the annual meeting, to our Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

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sign and mail a new, later dated proxy card to our Corporate Secretary at the address specified above;

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authorize a later dated vote via the telephone or Internet at least 24 hours prior to the annual meeting; or

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attend the annual meeting and vote your shares during the meeting.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact such broker, bank or other nominee to receive instructions as to how you may revoke your proxy instructions.
Matters to be Considered at the Annual Meeting
At the annual meeting, our stockholders will consider and vote upon:
(1)
The election of three Class III directors, each to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and

(3)
The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

This proxy statement, form of proxy and voting instructions are being mailed starting on or about April 30, 2021.
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors (the “Board” or the “Board of Directors”). The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on April 1, 2021 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged Alliance Advisors LLC to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $7,000 plus reasonable out-of-pocket expenses.
Stockholders Entitled To Vote
As of the close of business on April 1, 2021, there were 133,690,060 shares of our common stock and 17,560,633 shares of our special voting preferred stock outstanding and entitled to vote. Each share of our common stock and special voting preferred stock entitles the holder to one vote. Stockholders of record at the close of business on April 1, 2021 are entitled to attend and vote at the annual meeting or any adjournment or postponement thereof.
Required Quorum/Vote
A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present in the meeting or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as a holder of record and you attend the annual meeting, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in the meeting or by proxy, to a date no more than 120 days after the record date without notice other than announcement at the annual meeting.
Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), banks, brokers and other nominees who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are not entitled to vote on the election of directors contained in Proposal No. 1, but may vote on ratification of the appointment of the independent registered public accounting firm contained in Proposal No. 2.
Election of each of the director nominees named in Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting by holders of our voting securities, except in the case of contested elections, which would require the affirmative vote of a plurality of all the votes cast. In such latter case, the director nominees receiving the highest number of affirmative votes will be elected directors. Shares represented by properly executed and returned proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this appointment is not ratified by holders of our voting securities, the Audit Committee and our Board of Directors may each reconsider its appointment and endorsement. Abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for this proposal. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.
If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented by the proxy:

(1)
A vote will be cast FOR the election of the three Class III directors, each to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
A vote will be cast FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and

(3)
A vote will be cast in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.
Multiple Copies of Annual Report to Stockholders
A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2020 will be mailed to stockholders entitled to vote at the annual meeting with this proxy statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. You may also access our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) under the “Investor Relations — SEC Filings” link on our website at www.arbor.com.
In order to reduce printing and postage costs, we have undertaken an initiative to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to the Corporate Secretary, Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. You may also contact our Corporate Secretary at (516) 506-4200. You may also notify us that you would like to receive separate copies of Arbor Realty Trust Inc.’s Annual Report and proxy statement in the future by writing to our Corporate Secretary. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.
If your household has received multiple copies of Arbor’s Annual Report and proxy statement, you can request the delivery of a single copy in the future by marking the designated box on the enclosed proxy card.
If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and proxy statement, contact the holder of record to eliminate duplicate mailings.
Voting Results
American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and will tabulate the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed within four business days of our annual meeting of stockholders.
Confidentiality of Voting
We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, and our outside legal counsel to examine these documents, except: (i) as necessary to meet applicable legal requirements; (ii) if a stockholder writes comments on the proxy card directed to our Board of Directors or management; or (iii) in the event a proxy solicitation in opposition to the election of the nominees is initiated.

Recommendations of the Board of Directors
The Board of Directors recommends a vote:
(1)
FOR the election of Mr. Kenneth J. Bacon, Mr. William C. Green and Mr. Elliot Schwartz, as Class III directors, each to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

(2)
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2021; and

(3)
In the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS
General
Our Board of Directors presently consists of nine members. Pursuant to our charter, the Board of Directors is divided into three classes of directors, with each director serving for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified, with one class up for election at each annual meeting. At this year’s annual meeting, the term of our Class III directors will expire. Our other directors will remain in office for the remainder of their respective terms, as indicated below.
At the annual meeting, stockholders will vote on the election of Mr. Kenneth J. Bacon, Mr. William C. Green and Mr. Elliot Schwartz for a three-year term to serve until the 2024 annual meeting of stockholders and until their successors are duly elected and qualified.
The following table sets forth information concerning the nine directors who: (i) are nominees for election at this year’s annual meeting; or (ii) whose terms are not expiring.
Directors Who are Nominees for Election
Name	Class	Age	New Term to Expire at Annual Meeting in
Kenneth J. Bacon	III	66	2024
William C. Green	III	60	2024
Elliot Schwartz	III	60	2024
Directors Whose Terms are Not Expiring
Name	Class	Age	Term Expires at Annual Meeting in
Archie R. Dykes	I	90	2022
Joseph Martello	I	65	2022
Edward Farrell	I	60	2022
Ivan Kaufman	II	60	2023
Melvin F. Lazar	II	82	2023
George Tsunis	II	53	2023
Nominees
Kenneth J. Bacon.   Mr. Bacon has served as one of our directors since April 2020. Mr. Bacon is Co-Founder and Managing Partner of RailField Partners, an investment management firm that invests in and operates multifamily properties on behalf of institutional investors. Prior to forming RailField, he spent 19 years at Fannie Mae, most recently as the Executive Vice President of the Multifamily Mortgage Business. While at Fannie Mae, Mr. Bacon was responsible for the management and marketing of Fannie Mae’s portfolio of multifamily loans and investments, and had roles serving single-family housing and directing investments in community development. Before joining Fannie Mae, Mr. Bacon was the Director of the Office of Securitization for the Resolution Trust Corporation and held officer positions at Morgan Stanley and Kidder Peabody. Mr. Bacon serves on the Board of Directors of Comcast Corporation as Chair of the Nominating and Governance Committee, Ally Financial Inc. as Chair of the Risk Committee and Welltower Inc. as Chair of the Board. Mr. Bacon also serves on the Board of Directors of a private company, Dominium Management, which is one of the nation’s largest and most innovative affordable housing development and management companies.
Mr. Bacon is active in several non-profit and trade groups, including the Board of the Real Estate Executive Council, the National Multifamily Housing Counsel and the Advisory Board of the Stanford

Center on Longevity. Mr. Bacon also serves on the board of a DC based community non-profit, Martha’s Table, and a leading Washington think tank, Urban Institute.
Mr. Bacon’s significant experience in the financial and housing industries, government affairs and the non-profit, educational and philanthropic communities led the Board of Directors to conclude that he should serve as our director.
William C. Green.   Mr. Green has served as one of our directors since February 2012. Mr. Green currently serves as the Chief Financial Officer and a principal of Ginkgo Investment Company, Ginkgo Residential and affiliates, which are focused on providing acquisition, construction management, accounting and asset management services to multifamily properties. Additionally, Mr. Green is the Co-Chief Executive Officer of Ginkgo REIT, Inc., a non-traded real estate investment trust. Prior to that, Mr. Green held senior level positions within Starwood Capital, Wachovia Securities and Banc of America Securities where he focused exclusively on commercial real estate capital markets and commercial real estate asset management activities. Mr. Green is also a director for Ginkgo REIT, Inc. and is a director of Royal Oak Realty Trust. In March 2013, Mr. Green was appointed to serve as Lead Director. See “Corporate Governance Profile — Role of the Lead Director” for further information.
Mr. Green’s leadership experience at several organizations provides him with insight and expertise on the real estate, banking and financial services industries in general, which led the Board of Directors to conclude that he should serve as our director.
Elliot Schwartz.   Mr. Schwartz has served as one of our directors since June 2018. Mr. Schwartz is the co-founder, Chief Executive Officer and General Counsel of Debt Recovery Solutions, LLC, a national accounts receivable management agency. Founded in 2002, the organization purchases and manages distressed consumer receivables in the financial, education, telecommunication and medical sectors. Mr. Schwartz manages all aspects of the company’s operation as well as its compliance with city, state and federal rules and regulations that govern the industry. Prior to founding Debt Recovery Solutions, LLC, Mr. Schwartz served as Senior Vice President, General Counsel and Principal at Coldata, Inc., for more than a decade. The debt management company provided accounts receivable management services to various financial institutions as well as City, State and Federal governmental agencies throughout the United States. After Coldata was sold in 1999, Mr. Schwartz continued his responsibilities under the acquisition until 2002. Mr. Schwartz is a member of the Nassau County Bar Association, New York State Bar Association, Receivables Management Association and the American Collectors Association.
As the co-founder and Chief Executive Officer of an organization with a focus in distressed assets in various markets, Mr. Schwartz has a unique set of experience in debt management recovery services, which led the Board of Directors to conclude that he should serve as our director.
Continuing Directors
Archie R. Dykes.   Dr. Dykes has served as one of our directors since April 2006. Dr. Dykes was lead director and non-executive chairman of PepsiAmericas, Inc. until 2010. He served as chairman of Capital City Holdings Inc., a venture capital organization, for more than ten years. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as chancellor of the University of Kansas from 1973 to 1980. Prior to that, he was chancellor of the University of Tennessee. Dr. Dykes was Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc. until 2004. He assumed those roles at Fleming in 2003 following his service to Fleming as Non-executive Chairman of the Board. He also served as a director of Raytech Corporation and Midas, Inc. Dr. Dykes is a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the executive committee of the Association of American Universities.
The Board of Directors has concluded that Dr. Dykes should serve as our director due to his extensive business and leadership experience in a variety of sectors, including insurance, financial services, research and development, consumer goods, automotive, non-profit and government.

Joseph Martello.   Mr. Martello has served as one of our directors since June 2003. Since 1999, Mr. Martello has been Chief Operating Officer of Arbor Management, LLC, which is the managing member of Arbor Commercial Mortgage (“ACM”). He is responsible for management of the investment portfolio and overseeing the day-to-day operations within Arbor Management. From 1995 to 1999, Mr. Martello was Chief Financial Officer of ACM. From 1990 to 1995, Mr. Martello was the Chief Financial Officer of Arbor National Holdings, Inc., the predecessor company of ACM. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years.
As a senior executive with significant financial services experience who has served within the ACM group of companies for more than 25 years, Mr. Martello brings a breadth of knowledge about real estate matters, as well as the business and operations of the Company and ACM. This led the Board of Directors to conclude that Mr. Martello should serve as our director.
Edward Farrell.   Mr. Farrell has served as one of our directors since June 2018. Mr. Farrell has more than 35 years of financial administration and leadership experience in the financial services industry. He had served as Senior Vice President, Chief Accounting Officer, Corporate Controller and Interim Chief Financial Officer of AllianceBernstein, L.P., a global investment management and research firm. In this capacity, Mr. Farrell oversaw all duties relating to corporate accounting, financial planning and analysis, tax and treasury, SEC and compliance reporting, as well as global real estate and facilities management. Previously, Mr. Farrell served nine years with Nomura Securities International, Inc., a global investment bank, and held several senior level positions, including Chief Financial Officer. Prior to that, he spent a decade at the investment bank, Salomon Brothers Inc. He began his career at PricewaterhouseCoopers. Mr. Farrell is a Certified Public Accountant and holds the FINRA series 27 license. In January 2021, Mr. Farrell joined the Advisory Board of Roberts & Ryan Investments Inc., a service disabled veteran owned broker dealer.
The Board of Directors has concluded that Mr. Farrell should serve as our director due to his extensive financial administration and leadership experience in the financial services industry.
Ivan Kaufman.   Mr. Kaufman has served as our Chairman, Chief Executive Officer and president since June 2003. Mr. Kaufman has been Chief Executive Officer and President of ACM since its inception in 1993. ACM was our external manager from our inception through the middle of 2017. ACM remains active in the commercial real estate industry. In 1983, Mr. Kaufman co-founded a predecessor of Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which went public in 1992. In 1995, the company was sold to Bank of America. In connection with the sale of Arbor National Holdings, Inc., ACM was formed with a focus on multifamily lending, eventually becoming a seller/servicer for Fannie Mae and Freddie Mac and thereby creating the eventual platform of Arbor Realty Trust, Inc. In 2016, ACM sold its agency business to us, creating one comprehensive real estate finance franchise.
Mr. Kaufman has previously served as the Chair of the Independent Judicial Election Qualification Commission for the 10th Judicial District of New York. He has also served on the National and Regional Advisory Boards of Fannie Mae and on the Board of Directors of the Empire State Mortgage Bankers Association.
He was previously named regional “Entrepreneur of the Year” by Inc. Magazine for his outstanding achievements in financial services. Mr. Kaufman also served as a regional spokesperson for Global ReLeaf, a program of the American Forestry Association, which led to his appointment as a delegate of the International Arid Lands Consortium. He has guest lectured at Harvard Business School’s Real Estate Club and is a featured presenter at Columbia University and Wharton Business School.
Mr. Kaufman is a dedicated community leader who founded the North Shore Hebrew Academy High School, a state-of-the-art, 11-acre academy now regarded as one of the premier college preparatory schools in the Northeast. In addition, he has served on the Board of Trustees of The Birthright Israel Foundation.
Melvin F. Lazar.   Mr. Lazar has served as one of our directors from his appointment in November 2003 until May 2011 and since his re-appointment in December 2011. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until 2002, and continued as an employee of the firm, now known as Baker Tilly, LLC, until his retirement in 2014. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the Board of Directors of

Active Media Services, Inc., a privately-held corporate trading company and is former Chairman of the Audit Committee of Enzo Biochem, Inc., a publicly-held biotechnology company.
As the managing partner of a certified public accounting firm for over 30 years and a former member of the audit committees of a public biotechnology company and a private corporate trading company, Mr. Lazar has extensive accounting and financial expertise in a variety of industries, which led the Board of Directors to conclude that he should serve as our director and as Chair of the Audit Committee.
George Tsunis.   Mr. Tsunis has served as one of our directors from his appointment in August 2016. Mr. Tsunis is the founder, Chairman and Chief Executive Officer of Chartwell Hotels as well as an attorney, developer, philanthropist and public policy advisor with a strong interest at the intersection of economic and foreign affairs. Prior to founding Chartwell, Mr. Tsunis was a partner at the law firm of Rivkin Radler LLP, one of Long Island, New York’s largest law firms, representing both private clients and municipalities in the practice areas of land use and zoning, real estate, corporate law, municipal law and commercial litigation. Mr. Tsunis’ public service includes time as a Legislative Attorney at the New York City Council, Special Counsel to the Town of Huntington (NY) Environmental Open Space Committee and Counsel to the Dix Hills (NY) Water District.
Mr. Tsunis is also a member of Hofstra University’s Board of Trustees and serves on its Academic Affairs and Development and Alumni Affairs Committees. He is a Director of the Don Monti Cancer Research Foundation, Trustee of the Hellenic Initiative and member of Friends Academy’s Board of Trustees, serving as its Building and Grounds Committee Chair as well as a member of its Finance and Investment Committees. Mr. Tsunis also serves as a Director of the New York Convention Center’s (Jacob Javits Center) Operating Committee, Director of the New York Convention Center’s Development Committee and Chairman of The Battery Park City Authority.
Mr. Tsunis was a member of the Brookings Institution’s Foreign Policy Leadership Committee and its Metropolitan Studies Leadership Council as well as a member of the Business Executives for National Security’s Board of Trustees. He has also previously served on the Board of Trustees at Dowling College, the American Red Cross Suffolk County Chapter, the Huntington (NY) Chamber of Commerce/Committee on Good Government, the Education and Assistance Corporation and the Private Industry Council of Suffolk.
As a founder, principal, and member of various organizations, Mr. Tsunis has had ample experience leading and supporting the evolution and sustainability of various companies, which led the Board of Directors to conclude that he should serve as our director.
Corporate Governance Profile
We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines address, among other things, Board member qualifications, responsibilities, education and management succession. A copy of our corporate governance guidelines may be found at our corporate website at www.arbor.com under the heading “Investor Relations — Corporate Governance.”
The Board of Directors met on eleven occasions and acted by unanimous written consent on eighteen occasions during 2020. No incumbent director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served during 2020.
Senior Officer Code of Ethics and Code of Business Conduct and Ethics
We have a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer and Controller. This senior officer code also applies to persons performing similar functions to the aforementioned officers. We also have a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arbor.com under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents, as well as our corporate governance guidelines, in print free of charge by writing us at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations. Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading as provided above. We have filed our 2020 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2020.
Combined Principal Executive Officer and Board Chair Positions
Mr. Kaufman serves as both our Chief Executive Officer and Chairman of the Board of Directors, which the Board has determined is the most appropriate governance structure for us. Mr. Kaufman has served in this capacity since Arbor’s formation in 2003. With over 30 years of experience in the real estate finance industry, Mr. Kaufman has a breadth of unique and specialized knowledge about our business operations. Mr. Kaufman solicits input from our Board of Directors regarding the Board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, our non-management directors, each of whom are independent directors under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director who chairs the executive sessions of our non-management directors facilitates communication between the independent directors and the Chairman of the Board, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board.
Role of the Lead Director
In March 2013, the Board created the position of Lead Director and appointed William C. Green to the position. The Lead Director is responsible for: (i) serving as a liaison between the Chairman and other members of the Board of Directors; (ii) presiding at, and preparing the agenda for, all executive sessions of the independent, non-management directors; (iii) working with the Chairman and members of management to schedule Board meetings and prepare agendas; (iv) working with the Chairman and members of management to assure the adequacy and timing of information provided to the Board; (v) retaining outside advisors to the Board, if necessary or desirable; and (vi) performing such other duties as may be requested by the Chairman or the Board.
Role of the Board of Directors in the Oversight of Risk Management
The Audit Committee takes the lead for the Board in oversight of our risk management activities. At least quarterly the Audit Committee receives a review of our investment portfolio and its quarterly results from our Chief Financial Officer and an internal audit report and a Sarbanes-Oxley compliance report from our internal auditor, DLA, LLC. The review of our investment portfolio and its quarterly results covers a wide range of topics and potential issues that could impact us, including matters such as investment performance, investment risks, counterparty risks of its asset management activities and balance sheet, results of operations, key financial metrics and operational and integration risks. The internal audit plan is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee. Our independent registered public accounting firm, Ernst & Young LLP, provides the audit report. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area. In addition, the entire Board of Directors receives reports from our General Counsel with respect to any legal or regulatory matters that could materially affect us. The Compensation Committee takes the lead for the Board in oversight of risk relating to compensation matters. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary risk taking and has concluded that it does not.
Director Independence
Of our nine directors, seven have been determined by our Board of Directors to be independent for purposes of the NYSE’s Corporate Governance Standards. Our independent directors are currently Messrs. Green, Lazar, Tsunis, Farrell, Schwartz and Bacon, and Dr. Dykes. In addition, Dr. William Helmreich, who served as a director until his passing in March 2020, was determined to be independent while he served as an active director during 2020. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. The Board also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.
In reviewing the independence of Mr. Green, the Board considered that in January 2017, Ginkgo Investment Company LLC (“Ginkgo”), which Mr. Green is a 33% managing member of, purchased a multifamily apartment complex, which assumed a Fannie Mae loan that we service. Ginkgo subsequently sold the majority of its interest in this property and currently owns a 3.6% interest. Upon the purchase by Ginkgo, we received a 1% loan assumption fee which was governed by existing loan agreements that were in place when the loan was originated in 2015, prior to such purchase. Subsequent to the closing, in November of 2018, the Ginkgo sponsored entity obtained a supplemental loan from Fannie Mae on the same apartment complex, a loan which we also service. The majority of the proceeds were used for additional capital investment into the apartment complex and for a reimbursement of some of the capital invested by the Ginkgo sponsored entity.
In reviewing the independence of Mr. Tsunis, the Board considered his investment of $50,000 with an affiliated entity of ACM, which was formed to invest in commercial real estate on a property-by-property basis with a pool of qualified investors.
Board Committees
Our Board has established five standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our five committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of all of the directors on that committee. Our Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.
Audit Committee
Our Board of Directors has established an Audit Committee, which is currently composed of five of our independent directors, Messrs. Lazar, Green, Farrell and Bacon, and Dr. Dykes. During 2020, the Audit Committee met on four occasions and acted by unanimous written consent once. The Audit Committee selects and appoints our independent registered public accounting firm and assists the Board in overseeing: (1) the integrity of our financial statements; (2) our independent registered public accounting firm’s qualifications and independence; (3) the performance of our independent registered public accounting firm and our internal audit function; and (4) our compliance with legal and regulatory requirements.
Mr. Lazar currently serves as Chairman of the Audit Committee. The Board has determined that Mr. Lazar qualifies as an “Audit Committee financial expert” as defined by the rules of the SEC and that each member of the Audit Committee is “financially literate.” The Audit Committee is governed by a charter that has been adopted by the Board of Directors.
Compensation Committee
Our Board of Directors has established a Compensation Committee, which is currently composed of four of our independent directors, Messrs. Green, Lazar, Schwartz and Tsunis. During 2020, the Compensation Committee met on two occasions and acted by unanimous written consent on four occasions. Mr. Green currently serves as the Chairman of the Compensation Committee.
The principal functions of the Compensation Committee are to: (1) evaluate the performance of our executive officers (as described further in “Executive Compensation”); (2) review the compensation payable to our executive officers and non-employee directors; (3) review and discuss with management the compensation discussion and analysis disclosure included in this proxy statement; and (4) administer our Stock Incentive Plan and the issuance thereunder of any awards to our employees. The Compensation Committee is governed by a charter that has been adopted by the Board of Directors. The charter allows the Compensation Committee to delegate its authority to subcommittees, as appropriate. In addition, the Board delegated to our Chief Executive Officer limited authority to grant common stock in connection with (1) the hiring of senior executives in the following amounts: (a) for senior vice presidents and above, up to the lesser of (i) $150,000 or (ii) 25% of the executive’s base salary; and (b) for positions below senior vice president, up to the lesser of (i) $75,000 or (ii) 25% of the executive’s base salary, and (2) the retention of key employees up to a maximum annual aggregate amount of $500,000.
Corporate Governance Committee
Our Board of Directors has established a Corporate Governance Committee, which is currently composed of five of our independent directors, Dr. Dykes and Messrs. Bacon, Farrell, Schwartz and Tsunis. During 2020, the Corporate Governance Committee met twice and acted by unanimous written consent once. Dr. William Helmreich served as Chairman of the Corporate Governance Committee until his passing in March 2020. Mr. Schwartz currently serves as the Chairman of the Corporate Governance Committee.
The Corporate Governance Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The Corporate Governance Committee is also responsible for: (1) preparing and submitting to the Board for adoption the committee’s selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the Board and our corporate governance; and (3) annually recommending to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board. The Corporate Governance Committee is governed by a charter that has been adopted by the Board of Directors.
Copies of the charters of the Audit Committee, the Compensation Committee and the Corporate Governance Committee are available on our website, www.arbor.com, under the heading “Investor Relations — Corporate Governance.” You may also obtain these documents in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations.
Special Financing Committee
Our Board of Directors has established a Special Financing Committee, which is currently composed of our Chairman, Chief Executive Officer and President, Lead Director and Chairman of the Audit Committee. During 2020, the Special Financing Committee acted by unanimous written consent on eleven occasions.
The Special Financing Committee is authorized to approve our guaranties of the following with respect to credit facilities to which our direct and indirect subsidiaries are a party: (i) a credit facility in an original principal amount of $350 million or less, with an initial maturity date of three years or less or if the facility finances only one underlying mortgage loan, for the term of the underlying mortgage loan; or (ii) an amendment to an existing credit facility relating to (1) an increase to the principal amount of the credit facility by an amount not to exceed $350 million and for a period not to exceed three years; (2) any extension of the maturity dates or borrowing expiration dates for a period not to exceed three years at a time or if the facility finances only one underlying mortgage loan, for the term of the underlying mortgage loan; and (3) any other amendments, provided that any such amendment does not result in (x) an increase in the principal amount of the obligations under a credit facility by an amount and/or for a term exceeding that permitted by clause (i) above or (y) an extension of a maturity date or borrowing expiration date for a period exceeding that permitted by clause (ii) above.
Strategic/Regulatory Committee
Our Board of Directors has established a Strategic/Regulatory Committee, which is currently composed of two of our independent directors, Messrs. Tsunis and Green, as well as Mr. Kaufman. Mr. Tsunis currently serves as Chairman of the Strategic/Regulatory Committee. During 2020, the Strategic/Regulatory Committee met on one occasion.
The Strategic/Regulatory Committee is responsible for the oversight and facilitation of our short-term and long-term strategic plans, including: (1) the development and oversight of our strategic planning processes and framework; and (2) actively identifying and participating in the shaping of federal, state and regulatory policies.
Non-Management Directors
As required by the NYSE’s Corporate Governance Standards, our non-management directors, each of whom are an independent director under the NYSE’s Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director chairs these sessions.
Stockholder and Interested Party Communications with Directors
The Board of Directors has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any or all members of the Board, including non-management directors, by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.
All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.
Director Nomination Procedures; Diversity
The Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board of Directors should demonstrate an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have a record and reputation for honesty and ethical conduct. The Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to Board responsibilities. In making its recommendations to the Board of Directors, the Corporate Governance Committee also seeks to have the Board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.
The Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Corporate Governance Committee will also consider candidates recommended by stockholders.
Once a person has been identified by the Corporate Governance Committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board of Directors, the Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.
In addition to director nominations and other proposed business submitted by stockholders in accordance with our bylaws, as summarized below under “Stockholder Proposals for 2021,” the Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Corporate Governance Committee in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:
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the name, age, business address and residence address of the individual(s) recommended for nomination;

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the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

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the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

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all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Stockholder recommendations of director candidates must be delivered to the Corporate Secretary not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders.
The Corporate Governance Committee does not employ a specific policy, practice or formula for evaluating candidates to the Board of Directors recommended by stockholders and expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.
Director Attendance at Annual Meeting
We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. Eight of our directors attended the 2020 annual meeting of stockholders, all of which attended by teleconferencing.

AUDIT COMMITTEE REPORT AND DISCLOSURES
The following report of the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function; and (4) the Company’s compliance with legal and regulatory requirements.
In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2020 with the Company’s management and independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.
In addition, the Audit Committee discussed with the independent registered public accounting firm the registered public accounting firm’s independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by PCAOB Ethics and Independence Rule 3526 Communications with Audit Committee Concerning Independence.
The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.
Audit Committee:
Melvin F. Lazar (Chairman)
Archie R. Dykes
Edward Farrell
William C. Green
Kenneth J. Bacon
April 30, 2021

EXECUTIVE OFFICERS
Our executive officers are elected annually by our Board of Directors and serve for a term of one year and until their respective successors are elected and qualify. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:
Name	Age	Position
Ivan Kaufman(*)	60	Chairman of the Board of Directors, Chief Executive Officer and President
Paul Elenio	53	Chief Financial Officer
Fred Weber	60	Executive Vice President – Structured Finance
John Caulfield	56	Chief Operating Officer – Agency Lending
Gene Kilgore	54	Executive Vice President – Structured Securitization
John J. Bishar, Jr	71	Executive Vice President, Senior Counsel and Corporate Secretary
Malvina Iannone	51	Executive Vice President, General Counsel
John Natalone	55	Executive Vice President – Treasury and Servicing
Danny van der Reis	53	Executive Vice President – Servicing and Asset Management
Andrew Guziewicz	61	Managing Director and Chief Credit Officer – Structured Finance
Thomas Ridings	53	Chief Accounting Officer

(*)
Biographical information is provided above under “Board of Directors — Continuing Directors.”

Paul Elenio.   Mr. Elenio has served as our Chief Financial Officer since 2005. Mr. Elenio joined Arbor National Holdings, Inc., the predecessor company of ACM, in 1991. In 1995, he was promoted to Vice President, Controller; in 2002 he assumed the position of Vice President of Finance; and in 2004 he was further promoted to Senior Vice President, Finance. Mr. Elenio is responsible for overseeing all aspects of our financial operations. This includes financial reporting, tax planning, budgeting, and the appropriate utilization of our capital. He is also in charge of investor relations. Prior to joining ACM, Mr. Elenio was employed with Ernst & Young from 1989 to 1990 in the auditing department.
Fred Weber.   Mr. Weber has served as our Executive Vice President — Structured Finance since 2003. Mr. Weber was employed by ACM from 1999 to 2003. At ACM, Mr. Weber oversaw ACM’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 20 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From 1997 to 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.
John Caulfield.   Mr. Caulfield has served as our Chief Operating Officer — Agency Lending since its inception in 1995 and is responsible for managing the overall production of Arbor’s national sales force and overseeing the implementation of our integrated sales and marketing efforts. He has extensive experience in the mortgage finance industry and a tenure of more than three decades with Arbor and its predecessor companies. He is responsible for all capital market activities relating to Arbor’s agency lending products. In addition, he oversees the management of agency related trading and investment banking partnerships and is a member of our DUS Loan Committee and Executive Committee.
Gene Kilgore.   Mr. Kilgore has served as our Executive Vice President — Structured Securitization since 2004. From 2001 to 2004, Mr. Kilgore was a portfolio manager for ZAIS Group, LLC, a structured finance investment advisor. From 2000 to 2001, Mr. Kilgore was director of risk finance at Barclays Capital. From 1996 to 2000, Mr. Kilgore worked at Standard & Poor’s Ratings Service, where he was a director in the collateralized debt obligations group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.

John J. Bishar, Jr.   Mr. Bishar, Executive Vice President, Senior Counsel and Corporate Secretary, served as one of our directors from 2007 through 2012. In 2009, Mr. Bishar was named General Counsel of Arbor and ACM. From 2007 until 2008, he was the U.S. General Counsel of National Grid U.S.A., a wholly-owned subsidiary of National Grid plc, a multi-national energy delivery company. At National Grid U.S.A., Mr. Bishar was responsible for all U.S. legal matters, as well as U.S. ethics, compliance and risk reporting. National Grid plc acquired KeySpan Corporation, a large, diversified U.S. energy delivery company, in 2007. Mr. Bishar was Executive Vice President, General Counsel and Chief Governance Officer of KeySpan from 2002 until the acquisition. At KeySpan, Mr. Bishar was responsible for the Legal Services Business Unit, the Corporate Secretary’s Office and for all governance and compliance matters. Prior to joining KeySpan in 2002, Mr. Bishar was a partner in the law firm of Cullen and Dykman LLP, serving as the managing partner of the firm from 1993 to 2002. From 1980 to 1987, Mr. Bishar was Vice President, General Counsel and Corporate Secretary of LITCO Bancorporation of New York Inc.
Malvina Iannone.   Ms. Iannone joined Arbor in 2020. As Executive Vice President and General Counsel, she oversees all of Arbor’s legal activities, including legal support on all corporate matters, M&A and related transactions, capital markets and treasury activity, human resources, marketing, information technology, litigation, compliance and regulatory matters. Ms. Iannone has more than 20 years of experience advising on diverse legal and regulatory matters, including responsibility for commercial transactions, M&A, litigation, ethics, compliance and risk. Prior to coming to Arbor, from 2004 through 2020, Ms. Iannone held multiple General Counsel level roles at General Electric Company, including General Counsel of the Corporate Tax Organization, Corporate Governance Leader of GE Capital, and Executive Counsel-Global Legal Shared Services. Ms. Iannone started her career practicing mergers and acquisitions and securities law at White & Case, LLP, an international law firm headquartered in New York City where she worked from 1994 to 2004.
John Natalone.   Mr. Natalone has served as our Executive Vice President — Treasury and Servicing since 2008 and is responsible for managing all of our financing and bank relationships. In addition, he also oversees Arbor’s Treasury and Servicing operations and is a member of Arbor’s loan committee. Mr. Natalone joined Arbor National Holdings, Inc., the predecessor company of ACM, and held the title of Senior Director, Office of the President from 1991 to 1995, where he assisted the President in running various business units. Prior to joining Arbor, Mr. Natalone held positions at GE Mortgage and Ernst & Young.
Danny van der Reis.   Mr. van der Reis joined Arbor in 2019. As Executive Vice President — Servicing and Asset Management, he is responsible for managing the asset management department, loan restructurings and loan workouts. He also takes the lead in strategically developing and expanding our servicing and asset management functions. With more than 21 years of commercial real estate finance, loan restructuring and loan workout experience, Mr. van der Reis has an extensive background in special servicing. Prior to coming to Arbor, he worked for one of the premier special servicers in the CMBS industry for over two decades where he gained invaluable experience working out and restructuring complex CMBS loans. Mr. van der Reis was also responsible for the processing and resolution of all performing loan consent matters, including the management of credit, underwriting and structuring of sale and assumption transactions.
Andrew Guziewicz.   Mr. Guziewicz joined Arbor in 2008. As Managing Director and Chief Credit Officer — Structured Finance, he oversees the underwriting process for all structured finance transactions and is a voting member of Arbor’s credit committee. Mr. Guziewicz has more than 30 years of commercial mortgage underwriting experience. Prior to joining Arbor, he was a Director for Merrill Lynch & Co., Inc., where he was responsible for managing the underwriting of loans from $50 million to over $5 billion, which were originated for securitization or private placement in capital markets. He has also held positions at Deutsche Bank Securities, Inc., Aetna Real Estate Investments and GE Capital.
Thomas Ridings.   As Arbor’s Chief Accounting Officer, Mr. Ridings is responsible for overseeing our accounting operations and financial reporting functions, including budgeting and internal audit. Mr. Ridings joined Arbor in 2013. Prior to joining Arbor, Mr. Ridings worked at W. P. Carey Inc., a publicly traded, diversified real estate investment trust and a leading global owner and manager of commercial real estate, from 2004 to 2013. At W. P. Carey he served in various positions including Executive Director, Chief Audit Executive, Chief Risk Officer and Chief Accounting Officer. From 2000 to 2004, Mr. Ridings served in various accounting and financial reporting roles at Computer Associates, a publicly traded, global software company. Mr. Ridings also worked at Ernst & Young, LLP where he held various positions in their assurance services practice from 1990 to 2000. He is a Certified Public Accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy and Principles
The Compensation Committee is aware that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. We compete for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which are publicly traded and have significantly larger market capitalization than us. We are a specialized company in a highly competitive industry and our ability to attract, retain and appropriately reward our “named executive officers” and other key employees is essential to maintaining our competitive position in the real estate finance industry. For 2020, our “named executive officers” are Mr. Kaufman, our Chief Executive Officer, Mr. Elenio, our Chief Financial Officer, and Messrs. Weber, Caulfield and Kilgore, the three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as our executive officers as of the end of 2020.
The Compensation Committee’s goal is to maintain compensation programs that are competitive within our industry, reward executives if we achieve our operational, financial and strategic goals and build stockholder value. In determining the form and amount of compensation payable by us to the named executive officers, the Compensation Committee is guided by the following objectives and principles:
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Compensation levels should be sufficiently competitive to attract, motivate and retain key executives.   We aim to ensure our executive compensation program attracts, motivates and retains high performance talent and appropriately rewards them for the Company achieving and maintaining a competitive position in our industry. The Compensation Committee believes that total compensation should increase with position and responsibility.

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Compensation related directly to performance and incentive compensation should constitute a substantial portion of total compensation.   We aim to promote a pay-for-performance culture, with a substantial portion of total compensation being “at risk.” Accordingly, a substantial portion of total compensation should be tied to and vary with our operational, financial and strategic performance, as well as individual performance. The Compensation Committee believes that executives with greater responsibility and thereby the ability to directly impact our strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

•
Long-term incentive compensation should align executives’ interests with the Company’s stockholders.   Awards of equity-based compensation encourage executives to focus on our long-term growth and prospects and motivate executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.

The Compensation Committee does not employ a specific policy, practice or formula regarding an allocation between cash and non-cash compensation with respect to compensation paid to our executives.
The Compensation Committee reviews, at least annually, the goals and objectives of our executive compensation plans, incentive compensation plans, equity-based plans and other compensation and employee benefit plans. The Compensation Committee believes that our compensation and benefits are competitive with our peers and provide appropriate incentives for strong performance.
Compensation Setting Process
Management’s Role in the Compensation-Setting Process
The Compensation Committee believes our Chief Executive Officer, Mr. Kaufman, is in the best position to determine the responsibilities of each other named executive officer and observe how well each executive performs his responsibilities. Mr. Kaufman provides recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual cash incentive awards and stock-based compensation paid to all of our other named executive officers. Mr. Kaufman’s recommendations are based on his evaluation of each other named executive officer’s performance, contribution toward achieving operational, financial and strategic goals, current and historical compensation elements and our financial performance. The Compensation Committee has the ability to modify any of these recommendations and is solely responsible for ultimately determining and approving all of our compensation arrangements for these named executive officers. Additionally, Mr. Kaufman and our other officers provide compensation and other information to the Compensation Committee upon its request.
Mr. Kaufman does not participate in any deliberations or approvals by the Compensation Committee with respect to his compensation.
See “Determining Compensation Levels” below for more information about the Compensation Committee’s process for determining the compensation of the named executive officers.
Compensation Consultants
The Compensation Committee’s charter provides the committee with the sole authority to retain, terminate, obtain advice from, oversee and compensate any compensation consulting firm or other adviser as it deems appropriate. We have provided appropriate funding to the Compensation Committee to do so.
For 2020, the Compensation Committee did not engage a compensation consultant to advise on the compensation of our executive officers as it continued to apply the principles developed with FPL Associates, its consultant, in 2014. However, in early 2021, the Compensation Committee again engaged FPL Associates to assist the Compensation Committee in evaluating the Company’s practices regarding director compensation, evaluating potential modifications to the Annual Incentive Agreement (see below) between the Company and Mr. Kaufman and other compensation related issues. FPL Associates has no other relationships with us and is considered an independent third-party advisor. The Compensation Committee conducted a specific review of its relationship with FPL Associates and determined that its work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Determining Compensation Levels
The Compensation Committee annually determines targeted total compensation levels, as well as the individual compensation components for the named executive officers. In making such determinations, the Compensation Committee reviews and considers: (1) recommendations of our Chief Executive Officer (for the other named executive officers); (2) historical compensation levels for each named executive officer; (3) industry and market conditions and our future objectives and challenges; and (4) overall effectiveness of the executive compensation program. Except with respect to Mr. Kaufman and the Annual Incentive Agreement, the Compensation Committee does not utilize specific performance-based goals and does not engage in benchmarking compensation, but reviews general industry trends as well as our overall performance in determining targeted total compensation levels.
Based upon its review of the applicable factors described above, the Compensation Committee approved the total compensation payable to Mr. Kaufman with respect to his service in 2020. Based upon discussions and recommendations of our Chief Executive Officer, and upon its review of the applicable factors described above, the Compensation Committee approved the base salary and incentive awards of each of Messrs. Elenio, Weber, Caulfield and Kilgore with respect to their service in 2020. The Compensation Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with our compensation philosophy and principles.
Elements of Compensation
Total compensation for the named executive officers is generally comprised of the following components:
•
base salary;

•
annual cash incentive awards;

•
stock-based incentive awards; and

•
retirement and other benefits.

Other than Mr. Kaufman’s Annual Incentive Agreement described below in “Executive Compensation in 2021,” our named executive officers do not have employment, severance or change of control agreements, although their restricted stock award agreements provide for accelerated vesting upon a change of control as further described under “Stock-Based Incentive Awards — Stock Awards.” All of the named executive officers are employed at will, which enables us to terminate their employment at any time and for any reason. This is consistent with our performance-based employment and compensation philosophy.
Base Salary
Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining strong talent with the skills and experience necessary to achieve our key business objectives. The Compensation Committee reviewed and approved, with respect to 2020, the base salaries of Messrs. Kaufman, Elenio, Weber, Caulfield and Kilgore. Generally, base salaries are not based upon specific measures of corporate performance, but are determined by: (1) tenure of service; (2) scope and complexity of the position, including current job responsibilities; (3) an evaluation of each officer’s individual performance and contribution to our operational, financial and strategic goals and objectives; and (4) with respect to the named executive officers other than Mr. Kaufman, the recommendations of our Chief Executive Officer. Consistent with compensation practices commonly applied in the real estate finance industry, salaries generally consist of a lower percentage of an executive’s total compensation, with a substantial portion of total compensation coming from incentive compensation that is tied to our performance.
Please refer to the “Summary Compensation Table for 2020” below for a further description of the base salaries paid to our named executive officers with respect to their services during 2020.
Annual Incentive Awards
We aim to promote a pay-for-performance culture, with a substantial portion of total compensation being “at risk.” The annual incentive award may be in the form of cash, stock-based awards or a combination thereof, at the discretion of the Compensation Committee. We do not have a specific policy, practice or formula regarding an allocation between the cash component and the stock-based component. These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year. Except with respect to Mr. Kaufman’s Annual Incentive Agreement, in 2020, the Compensation Committee did not establish any specific performance-based goals that must be met in order to receive the annual incentive award.
The Compensation Committee believes that the structure and ultimate payout amounts of the incentive awards are appropriate to attract, retain and reward the named executive officers, are competitive with those offered by our peers, provide a strong, long-term performance and retention incentive, support a pay-for-performance culture and increase each named executive officer’s vested interest in the Company.
The Compensation Committee determines the annual incentive awards of the named executive officers in amounts relative to each individual’s contributions and responsibilities. Individuals with increased ability to directly impact our performance were allocated larger awards because they bear a greater proportion of the risk that compensation will decrease if we do not perform as expected. We paid cash incentive awards to the following executives with respect to their performance in 2020:
Mr. Elenio received an annual cash incentive award of $1,500,000 with respect to his work on behalf of the Company.
Mr. Kilgore received an annual cash incentive award of $1,300,000 for managing our securitization platform.
Mr. Caulfield received an annual cash incentive award of $1,250,000 for managing our Agency origination production.
Mr. Weber received an annual cash incentive award of $1,000,000 for managing our loan portfolio and origination platform.

Our independent directors approved the payment of a $4,658,500 cash bonus to Mr. Kaufman with respect to his work on our behalf for the year ended December 31, 2020, under the terms of the Annual Incentive Agreement in effect for 2020 as described below in “Executive Compensation in 2021.”
Stock-Based Incentive Awards
Since the Company’s formation in 2003, the Compensation Committee has granted our named executive officers (as well as certain other employees of ours, employees of ACM who provided services to us and our non-management directors) stock awards, consisting of shares of our common stock that may, in the discretion of the Compensation Committee, either: (i) vest annually over a multi-year period, subject to the recipient’s continued service to us; or (ii) vest immediately. The recipients of these awards realize value as the common stock underlying the awards vest, with the value increasing if our stock performance increases after the date of grant. Additionally, all of the common stock underlying these restricted stock awards, whether or not vested, is entitled to cash dividends paid to our stockholders because we feel that this further aligns the interests of the holders with those of our stockholders generally.
The Compensation Committee believes that stock-based awards must be sufficient in size and value to achieve our goals of both providing a strong, long-term performance and retention incentive for named executive officers and increasing their vested interest in the Company. In determining the equity component of a named executive officer’s compensation, the Compensation Committee considers all relevant factors, including the Company’s performance and relative stockholder return, the awards granted in past years and the relative value of the awards.
Stock-Based Awards for 2020 Performance.   Consistent with its historical practice of granting annual stock-based awards to the named executive officers with respect to their service and performance in the most recently completed fiscal year, in 2021, the Compensation Committee granted certain of our named executive officers stock-based awards, consisting of restricted stock with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service and performance in 2020. On March 8, 2021, the Compensation Committee granted an aggregate of 248,036 shares of restricted stock to certain of our employees with respect to their 2020 performance, of which 28,498 shares, in the aggregate, were granted to Messrs. Caulfield and Weber. One third of the shares were vested as of the date of grant and one third will vest on each of the first and second anniversaries of the date of grant (subject to continued employment). In addition, on April 22, 2021, in connection with the execution of a new Annual Incentive Agreement with Mr. Kaufman (see below), the Compensation Committee granted Mr. Kaufman 184,729 shares of time based vesting restricted stock (“Time Based Vesting Stock”) which will vest in full in April 2024. In addition, in July 2020, Mr. Kaufman, in accordance with the Annual Incentive Agreement that was in effect during 2020, was awarded 313,152 shares of restricted stock after the Company met certain performance based goals related to the integration of our Agency business that was acquired in 2016 (the “Acquisition”), which vest in full in July 2023.
We do not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. The Compensation Committee has generally granted stock-based awards once a year.
Future Grants of Stock Options.   The Compensation Committee has traditionally viewed restricted stock awards as more effective than stock options in achieving our compensation objectives. However, the Compensation Committee also considers stock options, in addition to restricted stock awards, as a viable tool to retain key employees. To the extent that the Compensation Committee decides to grant stock options in the future, it is anticipated that: (i) the exercise price for the stock options will be equivalent to the market price of the underlying common stock on the date of grant; (ii) the stock options will vest over a multi-year period; and (iii) the stock options will be exercisable for a maximum of ten years from the date of grant. Stock options align employee incentives with the interests of stockholders because they have value only if our stock price increases over time. The Compensation Committee believes that the ten-year term of the stock options will help focus employees on our long-term growth. Given that stock options vest over a multi-year period, stock options are intended to help retain key associates and keep employees focused on long-term performance. To date, no such options have been granted.

Retirement and Other Benefits
We maintain a 401(k) plan for our employees, including the named executive officers, as a source of retirement income by enabling participants to save on a pre-tax basis and by providing Company matching contributions. All of the named executive officers participated in the 401(k) plan in 2020.
During 2020, we did not maintain a defined benefit pension plan, however, we did maintain a non-qualified deferred compensation plan (the “Deferred Comp Plan”) which is offered to certain eligible employees. The Deferred Comp Plan can be modified or discontinued at any time and we modified the eligibility requirements in 2020 to allow participation to certain additional employees, including our named executive officers. There were no contributions made or withdrawals received by any of the named executive officers during 2020.
The named executive officers are eligible to participate in our active employee flexible benefits plans, which are generally available to all our employees. Under these plans, all employees are entitled to medical, dental, vision, life insurance and long-term disability coverage. Additionally, all of our employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that our commitment to provide the employee benefits described above recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.
In 2020, we provided all of our named executive officers with (i) $250,000 of life insurance coverage and (ii) long-term disability coverage with a maximum annual benefit of $120,000. Messrs. Elenio, Caulfield and Weber were provided with an additional $250,000 of life insurance coverage as a result of their participation in the Deferred Comp Plan described above.
For further information regarding the premiums paid on the named executive officers’ insurance policy, please refer to the “Summary Compensation Table for 2020” below.
Advisory Vote to Approve Named Executive Officer Compensation
In the 2011 annual meeting of stockholders, the Board resolved to accept the stockholders’ recommendation to hold an advisory vote on the compensation of our named executive officers every three years. Accordingly, we conducted an advisory vote on the compensation of our named executive officers at our 2014, 2017 and 2020 annual meetings of stockholders, at which 93%, 90% and 87%, respectively, of the votes cast were in favor of this advisory proposal. The Compensation Committee believes this favorable outcome conveyed our stockholders’ support of the Compensation Committee’s decisions and the existing executive compensation programs. As a result, the Compensation Committee made no material changes in the structure of our compensation programs or pay for performance philosophy, except with respect to Ivan Kaufman’s Annual Incentive Agreement described in “Executive Compensation in 2021” below.
The Board and the Compensation Committee continue to expect to take the results of the 2020 vote and future votes into consideration when making future compensation decisions with respect to the named executive officers, but are not required to do so.
Deductibility of Executive Compensation
Subsequent to the Tax Cuts and Jobs Act of 2017 (“Tax Act”), which is effective for taxable years beginning after December 31, 2017, Section 162(m) of the Internal Revenue Code generally no longer allows a tax deduction for “performance-based” compensation paid to each “covered employee” (the chief executive officer and three other most highly compensated executive officers other than the chief financial officer) over $1,000,000 in one year, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, among the changes to Section 162(m) under the Tax Act, the covered employees will be expanded to include the chief financial officer, and once one of our named executive officers is considered a covered employee, the named executive officer will remain a covered employee as long as he or she receive compensation from us. The Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be fully deductible.

Executive Compensation in 2021
2020 Annual Incentive Agreement.    During 2020, we had an Annual Incentive Agreement with Ivan Kaufman (the “2020 Agreement”), which set forth the agreement between Mr. Kaufman and us with respect to Mr. Kaufman’s annual base salary and incentive compensation from the Company as Chief Executive Officer. The 2020 Agreement also provided for certain incentive compensation dependent on our successful integration of the Acquisition. Under the terms of the 2020 Agreement, Mr. Kaufman had an annual base salary of $1,000,000 and an annual performance cash bonus target opportunity of 266% of base salary (with a threshold annual bonus opportunity of 133% and a maximum annual bonus opportunity of 399% of base salary — with the opportunity to earn an additional $665,500 annually in the event of extraordinary performance with respect to corporate capital growth goals). The goals applicable to the annual performance bonus related to our adjusted funds from operations, corporate capital growth (as noted above), balance sheet-management and efficiency, the relative risk of our portfolio, the growth of our Agency servicing portfolio and the Compensation Committee’s assessment of Mr. Kaufman’s leadership and achievement of subjective goals during the calendar year. These goals (and the other goals contemplated by the 2020 Agreement) are set by the Compensation Committee of our Board of Directors.
The 2020 Agreement further provided for: (i) annual grants of three-year time-vesting restricted stock with a value at grant of $665,500; (ii) annual grants, for a five-year period ending in 2021, of performance and time based-vesting restricted stock with an annual grant value of $3,000,000, dependent on reaching certain goals relating to our integration of the Acquisition, including originations, growth in the servicing portfolio and the weighted average servicing fee (each an “Acquisition Related Grant”); and (iii) performance-vesting restricted stock units with an annual value at grant of $3,993,000, tied to our total shareholder return objectives. Each Acquisition Related Grant will vest in full on the third anniversary of the grant date. The performance-vesting restricted stock units noted in clause (iii) above will vest, in whole or in part, based on the attainment of total shareholder return goals over a four-year period. In March 2019 and 2020, the Compensation Committee granted Mr. Kaufman performance-vesting restricted stock units under clause (iii) above, which entitle Mr. Kaufman to receive up to 352,427 shares and 275,569 shares, respectively, of common stock which vest at the end of a four-year performance period based upon our achievement of total shareholder return objectives.
The 2020 Agreement also provided for the treatment of the various incentive awards upon a termination of Mr. Kaufman’s employment. Among other things, the 2020 Agreement provided that in the event of a termination of employment by the Company without cause or by Mr. Kaufman for good reason (as such terms are defined in the 2020 Agreement), then the annual bonus for the year of termination will be paid out at the target level of performance (which is 266% of base salary), all unvested restricted stock issued pursuant to clauses (i) and (ii) in the preceding paragraph will vest in full and performance-vesting restricted stock units described in clause (iii) of the preceding paragraph will vest pro-rata based on the elapsed portion of the performance period (based upon actual performance).
The 2020 Agreement also provided that the value of Mr. Kaufman’s annual cash bonus and equity incentive awards will increase by 10% for each increase of 25% in our GAAP equity capitalization, measured annually.
2021 Annual Incentive Agreement.   On April 22, 2021, the Company and Mr. Kaufman entered into a Second Amended and Restated Annual Incentive Agreement (the “2021 Agreement”), with a term of five years and which generally follows the structure of the 2020 Agreement, with the modifications set forth below. Under the terms of the 2021 Agreement, Mr. Kaufman has: (i) an annual base salary of $1,200,000; (ii) an annual cash bonus of $800,000; and (iii) annual performance cash bonus target opportunities of $2,928,200 at target performance, $1,464,100 at threshold performance and $4,392,300 at maximum performance, with the opportunity to earn an additional $732,050 annually in the event of extraordinary performance with respect to corporate capital growth goals. The goals applicable to the annual performance bonus relate to our distributable earnings per share, corporate capital growth (as noted above), balance sheet-management and efficiency and the relative risk of our portfolio. These goals (and the other goals contemplated by the 2021 Agreement) are set by the Compensation Committee of our Board of Directors.
The 2021 Agreement further provides for: (i) one additional Acquisition Related Grant, with a value of $3,000,000, to be made in July 2021, dependent on reaching certain goals relating to our integration of the

Acquisition, including originations, growth in the servicing portfolio and the weighted average servicing fee; and (ii) at Mr. Kaufman’s option, to be exercised annually for the remainder of the term of the 2021 Agreement, either (x) a $3,000,000 grant of Time Based Vesting Stock, which will vest in full three years from the date of the grant or (y) performance-vesting restricted stock units with an annual value at grant of $12,000,000, relating to our total shareholder return objectives. The Acquisition Related Grant will vest in full on the third anniversary of the grant date. The performance-vesting restricted stock units noted in clause (y) above will vest, in whole or in part, based on the attainment of total shareholder return goals over a five-year period. On April 22, 2021, following the execution of the 2021 Agreement, the Compensation Committee granted Mr. Kaufman 184,729 shares of Time Based Vesting Stock for 2021, which will vest in April 2024. In addition, the 2021 Agreement provides for immediate vesting of all time vesting restricted stock issued under the 2020 Agreement.
The 2021 Agreement also provides for the treatment of the various incentive awards upon a termination of Mr. Kaufman’s employment. Among other things, the 2021 Agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Kaufman for good reason (as such terms are defined in the 2021 Agreement), then (i) Mr. Kaufman would receive a lump sum payment equal to the remaining amount of his annual salary that would be payable for the balance of the term of the 2021 Agreement, (ii) the annual cash bonus for the year of termination will be paid out at the target level of performance (iii) all unvested Acquisition Related Grants issued pursuant to the 2020 Agreement or the 2021 Agreement will vest in full, (iv) all performance-vesting restricted stock units issued under the 2020 Agreement will become vested, to the extent earned, based on the total shareholder return calculated to the date of termination of employment, (v) all performance-vesting restricted stock units issued under the 2021 Agreement will vest pro-rata based on the elapsed portion of the performance period (based upon actual performance) and (vi) for the number of full years remaining under the 2021 Agreement, all Time Based Vesting Stock grants will be accelerated and vested.
The 2021 Agreement also provides that the value of Mr. Kaufman’s annual cash bonuses and equity incentive awards will increase by 10% for each increase of 25% in our GAAP equity capitalization, measured annually.
In March 2021, the Compensation Committee approved the salaries of Messrs. Kaufman, Elenio, Weber, Caulfield and Kilgore for 2021, of which only Mr. Elenio’s salary increased 50% to $750,000. Pursuant to the 2021 Agreement, Mr. Kaufman’s annual salary was increased to $1,200,000.
The Compensation Committee intends to continue its strategy of compensating our named executive officers through programs that emphasize incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

Compensation Committee Report on Executive Compensation
The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” with management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in our proxy statement for the 2021 annual meeting of stockholders. In addition, the Compensation Committee considered whether our executive compensation program encourages unnecessary risk taking and has concluded that it does not.
Compensation Committee:
William C. Green (Chairman)
Melvin F. Lazar
Elliot Schwartz
George Tsunis
April 30, 2021

Executive Compensation
Summary Compensation Table for 2020
The following table sets forth the total compensation amounts paid to our named executive officers for the years ended December 31, 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Ivan Kaufman Chief Executive Officer and President	2020	1,000,000	4,658,500	6,003,146	5,790	11,667,436
	2019	1,000,000	4,325,000	3,613,019	5,700	8,943,719
	2018	1,000,000	3,850,000	5,796,313	5,250	10,651,563
Paul Elenio Chief Financial Officer	2020	500,000	1,500,000	—	5,790	2,005,790
	2019	500,000	1,050,000	339,489	5,700	1,895,189
	2018	500,000	850,000	349,996	5,250	1,705,246
Fred Weber Executive Vice President – Structured Finance	2020	500,000	1,000,000	201,009	5,790	1,706,799
	2019	500,000	1,000,000	193,991	5,700	1,699,691
	2018	500,000	1,000,000	199,996	5,250	1,705,246
John Caulfield Chief Operating Officer – Agency Lending	2020	500,000	1,250,000	251,254	5,790	2,007,044
	2019	500,000	1,000,000	290,986	5,700	1,796,686
	2018	500,000	1,000,000	299,988	5,250	1,805,238
Gene Kilgore Executive Vice President – Structured Securitization	2020	500,000	1,300,000	—	5,790	1,805,790
	2019	500,000	1,000,000	290,986	5,700	1,796,686
	2018	500,000	900,000	299,988	5,250	1,705,238

(1)
Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted in the respective years, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“ASC 718”) and represents the probable outcome of the performance condition. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Setting Process — Stock-Based Incentive Awards” for further information on stock awards.

(2)
Amounts reflect our matching contributions to the 401(k) plan and basic term life insurance.

Grants of Stock-Based Awards for 2020
The following shares of restricted common stock and performance-vesting restricted stock units were granted to the named executive officers pursuant to our stock incentive plans in effect at the grant dates and Annual Incentive Agreement during 2020.
Name	Grant Date	Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Ivan Kaufman	03/09/20	321,497	608,087
	07/29/20	313,152	2,931,103
Paul Elenio	03/09/20	31,847	339,489
Fred Weber	03/09/20	18,198	193,991
John Caulfield	03/09/20	27,297	290,986
Gene Kilgore	03/09/20	27,297	290,986

(1)
Represents restricted common shares, granted to the named executive officers, and performance-based restricted stock and performance-based restricted stock units, granted to Mr. Kaufman, in 2020 with respect to their 2019 performance.

(2)
Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted in the respective years, determined in accordance with ASC 718. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Setting Process — Stock-Based Incentive Awards” for further information on stock awards.

Cash dividends are paid on all outstanding shares of restricted stock at the same rate as is paid to all stockholders, which was $1.23 per share for 2020. See “Executive Compensation — Compensation Discussion and Analysis — Forms of Compensation — Stock-Based Incentive Awards” for further information.
Outstanding Equity Awards at 2020 Fiscal Year-End
The table below lists the number of shares of restricted common stock and performance-vesting restricted stock units held by each of our named executive officers as of December 31, 2020.
Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Ivan Kaufman	1,943,854(3)	27,563,850
Paul Elenio	30,440(4)	431,639
Fred Weber	17,394(5)	246,647
John Caulfield	26,092(6)	369,985
Gene Kilgore	26,092(7)	369,985

(1)
For all named executive officers, as of December 31, 2020, these shares were subject to the terms of the applicable restricted stock award agreements, and additionally for Mr. Kaufman, the 2020 Annual Incentive Agreement.

(2)
Based on the closing stock price of our common stock on December 31, 2020 of $14.18.

(3)
Of the 934,355 unvested restricted common stock awards for Mr. Kaufman, 42,062 shares vested in March 2021, while 26,166 shares and 11,482 shares will vest in March 2022 and 2023, respectively, and 294,985 shares, 246,508 shares and 313,152 will vest in August 2021, July 2022 and July 2023, respectively. The 1,009,499 performance-vesting restricted stock units granted to Mr. Kaufman will vest, in whole or in part, based on the attainment of total shareholder return goals over a four-year period. In addition, the performance-vesting restricted stock units excludes 445,765 shares, 421,348 shares and 448,980 shares that fully vested based on total shareholder return goals over the four-year period ended December 31, 2018, 2019 and 2020, respectively, which were net settled and paid with 203,492 shares, 215,014 shares and 229,083 shares, respectively, in February 2019, 2020 and 2021, respectively.

(4)
Of the 30,440 unvested stock awards for Mr. Elenio, 19,823 shares vested in March 2021, while 10,617 shares will vest in March 2022.

(5)
Of the 17,394 unvested stock awards for Mr. Weber, 11,326 shares vested in March 2021, while 6,068 shares will vest in March 2022.

(6)
Of the 26,092 unvested stock awards for Mr. Caulfield, 16,991 shares vested in March 2021, while 9,101 shares will vest in March 2022.

(7)
Of the 26,092 unvested stock awards for Mr. Kilgore, 16,991 shares vested in March 2021, while 9,101 shares will vest in March 2022.

Vested Stock-Based Awards for 2020
The table below lists the number of shares of restricted common stock held by each of our named executive officers that vested (pursuant to the terms of the related restricted stock award agreement and, with respect to Mr. Kaufman, the Annual Incentive Agreement) during 2020.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ivan Kaufman(2)	509,751	7,504,737
Paul Elenio	33,233	366,951
Fred Weber	19,661	216,823
John Caulfield	24,653	273,751
Gene Kilgore	26,568	294,127

(1)
Value realized equals the fair market value of the shares on the date the shares vested.

(2)
Includes 448,980 performance vested restricted stock units that fully vested based on total shareholder return goals over the four-year period ended December 31, 2020, which was paid with 229,083 of net settled common shares in February 2021.

Potential Payments Upon Change in Control or Termination
Except for the 2021 Annual Incentive Agreement with Mr. Kaufman, we do not maintain employment, severance or change in control agreements with any of the named executive officers and, therefore, we are not obligated to pay cash severance to any of the named executive officers, other than Mr. Kaufman, upon a termination of their employment.
Change in Control
The restricted stock award agreements that govern the shares of restricted common stock granted to the named executive officers pursuant to our Stock Incentive Plan provide for the full vesting of such shares in the event of a “change of control” (as defined in the agreement) of the Company. If a change in control had occurred on December 31, 2020, the market value of the shares of restricted common stock held by each named executive officer that would have become vested, based on the closing stock price of $14.18 on December 31, 2020, was equal to: (i) Mr. Kaufman, $13,249,154; (ii) Mr. Elenio, $431,639; (iii) Mr. Weber, $246,647; (iv) Mr. Caulfield, $369,985; and (v) Mr. Kilgore, $369,985.
Termination
If Mr. Kaufman’s employment was terminated on December 31, 2020: (i) by the Company without cause; or (ii) by Mr. Kaufman for “good reason” (as defined in the agreement), the unvested shares of restricted common stock he held would have become vested and he would have been entitled to the same value described under “Change in Control” above. In addition, the market value of the pro-rata performance-vesting restricted stock units that would have vested based on the terms of his 2020 Annual Incentive Agreement was equal to $13,899,420, based on the closing stock price of $14.18 on December 31, 2020.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principle executive officer.
To identify the median employee from our employee population in 2020, we compared the compensation amounts of our employees, excluding the compensation of our Chairman, CEO and President, Mr. Kaufman, as reflected in our payroll records and reported to the Internal Revenue Service on Form W-2 for 2020. Since all of our employees are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee. The salaries for permanent employees who were hired during 2020 and were working for us as of December 31, 2020 were annualized.
For 2020, the total compensation of our median employee was $95,506, and the annual total compensation of Mr. Kaufman was $11,667,436, which is reported in the “Total” column of our 2020

Summary Compensation Table included in this proxy statement. As a result, Mr. Kaufman’s annual total compensation was 122 times that of the annual total compensation of our median employee.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Since the rules used for identifying the median of the annual total compensation allows a variety of methodologies, application of certain exclusions and reasonable estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Director Compensation
The Compensation Committee’s recommendations regarding compensation of our directors are reported to, and approved by, the full Board of Directors. In 2019, the Compensation Committee engaged FPL Associates, an independent third-party advisor, with respect to the compensation of its directors and, in March 2019, the Board of Directors approved an updated compensation program for the Company’s directors, which was effective beginning in 2019 and is summarized below.
In 2020, each non-management director was paid a director’s fee with a value of $175,000 per year consisting of $75,000 of cash and approximately $100,000 in stock. If the value of a director’s equity ownership in Arbor, measured as of December 31 of the prior calendar year, equals or exceeds five times the cash compensation (including all committee fees) received in the prior calendar year, the director may elect to have all, or a portion of, the equity compensation to be granted the following March paid in cash in lieu of stock. The lead director is paid an additional cash fee of $50,000 per year. The independent director who serves as the chairman of the: (i) Audit Committee is paid an additional cash fee of $25,000 per year; (ii) Strategic/Regulatory Committee is paid an additional cash fee of $20,000 per year; and (iii) Compensation Committee or Corporate Governance Committee is paid an additional cash fee of $15,000 per year. Additionally, each independent director who serves on a committee is paid an additional cash fee per year of $10,000 for the Audit Committee (other than the chairman), Compensation Committee (other than the chairman) and Strategic/Regulatory Committee (other than the chairman), and $5,000 for the Corporate Governance Committee (other than the chairman). In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Directors. We also reimburse all directors up to $2,500 per year for continuing education costs incurred in connection with their services on the Board of Directors.
The updated compensation program also implemented a minimum level of equity ownership for each director, beginning January 1, 2019. The required minimum level of equity ownership for each director as noted above is five times the level of total cash compensation received by each director in the prior calendar year. New directors have five years to reach the required level of equity ownership. If any director should fall below the required level of equity ownership, such director will have one year to come into compliance with the policy.
As discussed above, in early 2021 the Company again engaged FPL Associates to review, among other things, the Company’s practices regarding director compensation. Following that review, the Board of Directors, upon a recommendation from the Compensation Committee, modified the director compensation program by increasing the annual fee to $200,000 per year consisting of $90,000 of cash and approximately $110,000 in stock. All other fees payable to our directors were unchanged.

2020 Director Compensation Table
The following tables sets forth the compensation amounts paid by us to our directors for the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kenneth J. Bacon	67,500	74,342	141,842
Archie R. Dykes	90,000	96,995	186,995
Edward Farrell	90,000	96,995	186,995
William C. Green	160,000	96,995	256,995
William Helmreich(2)(3)	125,000	—	125,000
Melvin F. Lazar(3)(4)	210,000	—	210,000
Joseph Martello(3)	175,000	—	175,000
Elliot Schwartz	97,500	96,995	194,495
George Tsunis(3)	210,000	—	210,000

(1)
Represents the aggregate grant date fair value of common stock awards granted in 2020, determined in accordance with ASC 718. The number of shares and grant date fair value of common stock awards granted during 2020 are set forth below. Each of these awards consisted of shares of common stock that were issued without vesting restrictions as of the grant date.

Name	Number of Shares Granted (#)	Grant Date Fair Value of Stock Awards ($)
Kenneth J. Bacon	16,339	74,342
Archie R. Dykes	9,099	96,995
Edward Farrell	9,099	96,995
William C. Green	9,099	96,995
William Helmreich(2)(3)	—	—
Melvin F. Lazar(3)(4)	—	—
Joseph Martello(3)	—	—
Elliot Schwartz	9,099	96,995
George Tsunis(3)	—	—

(2)
Dr. Helmreich served as a director until his passing in March 2020.

(3)
Dr. Helmreich and Messrs. Lazar, Martello and Tsunis did not receive restricted shares in 2020 for their service as directors, but elected to receive a cash payment as permitted under our director compensation program.

(4)
The shares of common stock granted to Mr. Lazar are held in a joint account with his wife, Leona J. Lazar, and are subject to joint voting and investment power between Mr. Lazar and his wife.

On March 8, 2021, the Compensation Committee granted Dr. Dykes and Messrs. Bacon, Farrell and Schwartz 6,966 shares of fully vested common stock. Messrs. Green, Lazar, Martello and Tsunis elected to receive a cash payment, as permitted under our director compensation program.
Compensation Committee Interlocks and Insider Participation
During 2020, Messrs. Green, Lazar, Schwartz, Tsunis and Dr. Helmreich (until his death in March 2020) served as members of our Compensation Committee. Dr. Helmreich had been retained as a part-time consultant in the capacity of Chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the President of North Shore Hebrew Academy. Our Chairman and

Chief Executive Officer, Mr. Kaufman is, and Dr. Helmreich was, a member of the Board of Trustees of North Shore Hebrew Academy High School.
Equity Compensation Plan Information
The following table presents information as of December 31, 2020 regarding our Stock Incentive Plan, which is our only equity compensation plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders:
Stock Incentive Plan	0	N/A	5,380,635
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	0	N/A	5,380,635

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table indicates how many shares of our common stock and our special voting preferred stock are beneficially owned by: (i) each of our directors and each nominee for director; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group. The following table also indicates how many shares of our common stock and special voting preferred stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock and special voting preferred stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
The following table lists separately the outstanding shares of our special voting preferred stock that are currently held by ACM and our executive officers as a separate class of our voting securities. These shares of special voting preferred stock entitle the holder to one vote on all matters submitted to a vote of our stockholders and are paired with an equal number of common units of our operating partnership (“OP Units”), each of which is currently redeemable by the holders for cash or, at our option, shares of our common stock on a one-for-one basis. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for cash or shares of our common stock. In accordance with SEC beneficial ownership rules, the following table attributes to ACM (and to Mr. Kaufman, as the controlling owner of ACM) beneficial ownership of the: (i) 11,901,068 shares of special voting preferred stock currently held by ACM; and (ii) 3,428,629 shares of common stock currently held by ACM.
	Shares of Common Stock Beneficially Owned(2)		Shares of Special Voting Preferred Stock Beneficially Owned(2)		Total Shares of Voting Stock Beneficially Owned(2)
Name and Address(1)	Number	Percentage	Number	Percentage	Number	Percentage
Ivan Kaufman(3)	4,511,186	3.4%	11,901,068	67.8%	16,412,254	10.9%
Arbor Commercial Mortgage, LLC (3)	3,428,629	2.6%	11,901,068	67.8%	15,329,697	10.2%
BlackRock, Inc.(4)	12,356,811	9.3%	—	*	12,356,811	8.2%
Kenneth J. Bacon	23,305	*	—	*	23,305	*
Archie R. Dykes	149,966	*	—	*	149,966	*
Edward J. Farrell	28,204	*	—	*	28,204	*
William C. Green	116,361	*	—	*	116,361	*
Melvin F. Lazar	225,000	*	—	*	225,000	*
Joseph Martello(5)	260,114	*	3,865,398	22.0%	4,125,512	2.7%
Elliot G. Schwartz	40,467	*	—	*	40,467	*
George Tsunis	53,852	*	—	*	53,852	*
John J. Bishar, Jr.	108,291	*	26,704	*	134,995	*
John Caulfield(6)	147,557	*	15,010	*	162,567	*
Paul Elenio(6)	245,452	*	23,597	*	269,049	*
Andrew Guziewicz (6)	59,010	*	5,374	*	64,384	*
Malvina Iannone	5,279	*	—	*	5,279	*
Gene Kilgore(6)	200,772	*	42,641	*	243,413	*
John Natalone(5)(6)	269,154	*	3,819,170	21.7%	4,088,324	2.7%
Thomas Ridings	104,228	*	—	*	104,228	*
Dennis van der Reis	114,399	*	—	*	114,399	*
Fred Weber(6)	478,758	*	57,620	*	536,378	*
All directors and executive officers as a group (19 persons)	7,001,355	5.3%	15,974,086	91.0%	22,975,441	15.3%
Total shares outstanding	133,056,352		17,560,633		150,616,985

*
Less than one percent.

(1)
Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)
Mr. Kaufman, together with Arbor Management, LLC, the managing member of ACM and an entity owned wholly by Mr. Kaufman, beneficially own approximately 35% of the outstanding membership interests of ACM. Amounts provided for Mr. Kaufman also include the shares owned, and separately disclosed, by ACM.

(4)
Based on information included in the Schedule 13G filed by Black Rock, Inc. on January 8, 2021. BlackRock, Inc. has sole dispositive power over all such shares and sole voting power over 12,147,473 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
The shares for both Mr. Martello and Mr. Natalone includes 100,000 and 40,000 common shares held directly by The KFT 2018 NY Trust and The KFT DT LLC, respectively, and 782,496 and 3,000,000 of special voting preferred stock held directly by The KFT 2018 NY Trust and The KFT DT LLC, respectively, both estate planning vehicles which were set up for the benefit of Mr. Kaufman’s immediate family. Mr. Martello and Mr. Natalone serve together as co-trustees of The KFT 2018 NY Trust and managers of The KFT DT LLC and share the voting and investment power. Mr. Martello and Mr. Natalone disclaim beneficial ownership over these securities.

(6)
These individuals hold Class B membership interests in ACM. For purposes of the SEC’s beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by such individuals. See “Certain Relationships and Related Transactions — Relationships with Our Manager — Common Management” below for further details.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.
Based solely on our review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, we believe that during and with respect to the fiscal year ended December 31, 2020 all filings required by Section 16(a) of the Exchange Act were made timely.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons
In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that our decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the “Related Person Transactions Policy,” which we refer to as our RPT Policy, which provides for the review and approval (or, if completed, ratification) by independent directors of our Board of all transactions involving us and in which a related party is known to have a direct or indirect material interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC.
Our RPT Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) are, or will be, a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.
A “Related Person,” as defined in our RPT Policy, means (i) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of ours or a nominee to become a director of ours; (ii) any person who is the beneficial owner of more than 5% of any class of our voting securities; and (iii) any immediate family member of any of the foregoing persons, which means any child, step-child, parent, step-parent, spouse, sibling, mother in-law, father in-law, son in-law, daughter in-law, brother in-law or sister in-law, and any person (other than a tenant or employee) sharing the household of any such director, executive officer or 5% beneficial owner.
In reviewing any Related Person transaction, all of the relevant facts and circumstances must be considered, including (i) the Related Person’s relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a Related Person transaction, and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.
Relationships with ACM
ACM’s Ownership Interest in the Company and Related Registration Rights
ACM currently owns 11,901,068 OP Units in our operating partnership, Arbor Realty Limited Partnership (the “Partnership”), representing approximately 7.9% of the partnership interests in our operating partnership. Each of the OP Units currently held by ACM are paired with one share of our special voting preferred stock, each of which entitles the holder to one vote on all matters submitted to a vote of our stockholders. Combined with its direct ownership of 3,428,629 shares of our common stock, ACM is currently entitled to a number of votes representing approximately 10.2% of the voting power of our outstanding voting securities. We have granted ACM shelf registration rights, or, if such rights are not available, demand registration rights with respect to the shares currently owned by it. ACM is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of ACM so long as we are still obligated to register any of the shares currently owned by ACM pursuant to the registration rights agreement.
Mr. Ivan Kaufman, our Chairman and Chief Executive Officer, and entities controlled by Mr. Kaufman collectively own approximately 35% of the outstanding membership interests in ACM. In addition, certain of our executive officers and a trust set up for the benefit of Mr. Kaufman’s family collectively own approximately 56% of the outstanding membership interest in ACM.
Non-Competition Agreements
In connection with the closing of the Acquisition, we entered into a Non-Competition Agreement with ACM and Mr. Kaufman pursuant to which ACM and Mr. Kaufman agree not to pursue loans and similar investments in commercial mortgage backed securities, the multifamily agency business, permanent and bridge commercial and multifamily mortgage loans and mezzanine and preferred equity investments in commercial and multifamily real estate (“Company Target Investments”). We agreed not to pursue investments in any areas other than Company Target Investments. Each party to the Non-Competition Agreement agreed to not solicit the other parties’ employees.
Related Party Transactions
We have a support agreement and a secondment agreement with ACM and certain of its affiliates and certain affiliates of a relative of Mr. Kaufman (“Service Recipients”) where we provide support services to the Service Recipients. The Service Recipients reimburse us for the costs of performing such services. During 2020, 2019 and 2018, we incurred $2.4 million, $2.7 million and $1.3 million, respectively, of costs for services provided to the Service Recipients, all of which were reimbursed to us.
In December 2020, we committed to fund a $32.5 million bridge loan and we made a $3.5 million preferred equity investment in a Single Family Rental (“SFR”) build-to-rent construction project. An entity owned by an immediate family member of our chief executive officer also made an equity investment in the project and owns a 21.8% equity interest in the borrowing entity. The bridge loan, which was not funded as of December 31, 2020, has an interest rate of LIBOR plus 5.50% with a LIBOR floor of 0.75% and matures in October 2023 and the preferred equity investment has a fixed rate of 12% and matures in October 2023.
In October 2020, we committed to fund a $30.5 million bridge loan and we made a $4.6 million preferred equity investment in a SFR build-to-rent construction project. ACM and an entity owned by an immediate family member of our chief executive officer also made equity investments in the project and own an 18.9% equity interest in the borrowing entity. The bridge loan, which was not funded as of December 31, 2020, has an interest rate of LIBOR plus 5.50% with a LIBOR floor of 0.75% and matures in May 2023 and the preferred equity investment has a fixed rate of 12% and matures in April 2023.
We have a $35.0 million bridge loan and a $7.8 million preferred equity interest on an office building in New York City. The property is controlled by a third party and, beginning in June 2020, its day-to-day operations are managed by an entity owned by an immediate family member of our chief executive officer.
In certain instances, our business benefits from the ability of our executives and employees to charter privately owned aircraft in furtherance of our business. In 2019, we entered into an initial aircraft time-sharing agreement with an entity controlled by our chief executive officer (the “Aircraft Owner”) that owns a private aircraft. In 2021, we entered into a new agreement with the Aircraft Owner on similar terms reflecting a new aircraft which is subject to the agreement. Pursuant to the agreement, we reimburse the Aircraft Owner for the required costs under Federal Aviation Administration regulations for the flights our executives and employees charter.
In 2019, we, along with ACM, certain executives of ours and a consortium of independent outside investors, formed AMAC III, a multifamily-focused commercial real estate investment fund sponsored and managed by our chief executive officer and one of his immediate family members. We committed to a $30.0 million investment (of which $11.7 million was funded as of December 31, 2020) for an 18% interest in AMAC III. In July 2019, AMAC III originated a $7.0 million mezzanine loan to a borrower with which we have an outstanding $34.0 million bridge loan. In June 2020, for full satisfaction of the mezzanine loan, AMAC III became the owner of the property. In August 2020, the $34.0 million bridge loan was refinanced with a $35.3 million bridge loan, which bears interest at a rate of 350 basis points over LIBOR and matures in August 2022. We also originated a $15.6 million Private Label loan in December 2019 to a borrower which is 100% owned by AMAC III, which bears interest at a fixed rate of 3.735% and matures in January 2030. In May 2020, we sold the Private Label loan to an unconsolidated affiliate of ours.
In 2018, we originated a $37.5 million bridge loan, which was used to purchase several multifamily properties. In 2019, an entity owned, in part, by an immediate family member of our chief executive officer, purchased a 23.9% interest in the borrowing entity. The loan had an interest rate of LIBOR plus 4.25% with a LIBOR floor of 2.375% and was scheduled to mature in in October 2020. In May 2020, the borrower repaid this loan in full.

In 2018, we acquired a $19.5 million bridge loan originated by ACM. The loan was used to purchase several multifamily properties by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns 85% of the borrowing entity. The loan has an interest rate of LIBOR plus 4.0% with a LIBOR floor of 2.125% and matures in July 2021.
In 2018, we originated a $17.7 million bridge loan to an entity owned, in part, by an immediate family member of our chief executive officer, who owns a 10.8% interest in the borrowing entity. The loan was used to purchase several undeveloped parcels of land. The loan has a fixed interest rate of 10% and was scheduled to mature in February 2020. In 2019, the borrower made a partial paydown of principal totaling $4.7 million and the remaining balance was paid off in 2020.
In 2018, we originated a $21.7 million bridge loan on a multifamily property owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns 75% in the borrowing entity. The loan has an interest rate of LIBOR plus 4.75% with a LIBOR floor of 1.25% and matures in June 2021.
In 2018, we acquired a $9.4 million bridge loan originated by ACM. The loan was used to purchase several multifamily properties by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns 75% of the borrowing entity. The loan has an interest rate of LIBOR plus 5.0% with a LIBOR floor of 1.25% and was scheduled to mature in January 2021. In January 2021, the maturity date of this loan was extended to January 2022.
In 2017, we originated two bridge loans totaling $28.0 million on two multifamily properties owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns 45% of the borrowing entity. The loans had an interest rate of LIBOR plus 5.25% with LIBOR floors ranging from 1.24% to 1.54% and were scheduled to mature in the fourth quarter of 2020. The borrower refinanced these loans with a $31.1 million bridge loan we originated in November 2019 with an interest rate of LIBOR plus 4.0%, a LIBOR floor of 1.80% and a maturity date in October 2021.
In 2017, we originated a $46.9 million Fannie Mae loan on a multifamily property owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers) which owns a 17.6% interest in the borrowing entity. We carry a maximum loss-sharing obligation with Fannie Mae on this loan of up to 5% of the original unpaid principal balance (“UPB”).
In 2017, Ginkgo, of which one of our directors is a 33% managing member, purchased a multifamily apartment complex which assumed an existing $8.3 million Fannie Mae loan that we service. Ginkgo subsequently sold the majority of its interest in this property and owned a 3.6% interest at December 31, 2020. We carry a maximum loss-sharing obligation with Fannie Mae on this loan of up to 20% of the original UPB. Upon the sale, we received a 1% loan assumption fee which was governed by existing loan agreements that were in place when the loan was originated in 2015, prior to such purchase. Subsequent to the closing, in November of 2018, the Ginkgo sponsored entity obtained a supplemental loan from Fannie Mae on the same apartment complex, a loan which we also service. The majority of the proceeds were used for additional capital investment into the apartment complex and for a reimbursement of some of the capital invested by the Ginkgo sponsored entity.
In 2016, we originated $48.0 million of bridge loans on six multifamily properties owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns interests ranging from 10.5% to 12.0% in the borrowing entities. The loans had an interest rate of LIBOR plus 4.5% with a LIBOR floor of 0.25% and were scheduled to mature in September 2019. In 2017, a $6.8 million loan on one property paid off in full and in 2018 four additional loans totaling $28.3 million paid off in full. In 2019, $10.9 million of the $12.9 million remaining bridge loan paid off, with the $2.0 million remaining UPB converting to a mezzanine loan with a fixed interest rate of 10.0% and a January 2024 maturity.
In 2020, we originated a $14.8 million Private Label loan and a $3.4 million mezzanine loan on two multifamily properties owned in part by a consortium of investors (which includes, among other unaffiliated investors, certain of our officers and our chief executive officer) which owns a 50% interest in the borrowing entity. The Private Label loan bears interest at a fixed rate of 3.10% and the mezzanine loan bears interest at a fixed rate of 9.00% and both loans mature in April 2030. In 2020, we sold the Private Label loan to an unconsolidated affiliate of ours.
In 2015, we invested $9.6 million for 50% of ACM’s indirect interest in a joint venture with a third party that was formed to invest in a residential mortgage banking business. As a result of this transaction, we had an initial indirect interest of 22.5% in this entity. In January 2021, an equity investor in the underlying residential mortgage banking business exercised their right to purchase an additional interest in this investment, which decreased our indirect interest to 12.3%. In connection with a litigation settlement related to this investment, we provided a guaranty of up to 50% of any amounts payable in connection with the settlement. ACM has also provided us with a guaranty to pay up to 50% of any amounts we may pay under this guaranty. The final payment was made under this settlement in 2020 and we have no additional exposure.
We, along with an executive officer of ours and a consortium of independent outside investors, hold equity investments in a portfolio of multifamily properties referred to as the “Lexford” portfolio, which is managed by an entity owned primarily by a consortium of affiliated investors, including our chief executive officer and an executive officer of ours. Based on the terms of the management contract, the management company is entitled to 4.75% of gross revenues of the underlying properties, along with the potential to share in the proceeds of a sale or restructuring of the debt. In 2018, the owners of Lexford restructured part of its debt and we originated twelve bridge loans totaling $280.5 million, which were used to repay in full certain existing mortgage debt and to renovate 72 multifamily properties included in the portfolio. The loans were originated in 2018, had interest rates of LIBOR plus 4.0% and were scheduled to mature in June 2021. During 2019, the borrower made payoffs and partial paydowns of principal totaling $250.0 million. In 2020, the remaining balance of the loans were refinanced with a $34.6 million Private Label loan, which bears interest at a fixed rate of 3.30% and matures in March 2030. In 2020, we sold the Private Label loan to an unconsolidated affiliate of ours. Further, as part of the restructuring, $50.0 million in unsecured financing was provided by an unsecured lender to certain parent entities of the property owners. ACM owns slightly less than half of the unsecured lender entity and, therefore, provided slightly less than half of the unsecured lender financing. Separate from the loans we originated in June 2018, we provide limited (“bad boy”) guarantees for certain other debt controlled by Lexford. The bad boy guarantees may become a liability for us upon standard “bad” acts such as fraud or a material misrepresentation by Lexford or us. At December 31, 2020, this debt had an aggregate outstanding balance of $612.4 million and is scheduled to mature between 2021 and 2029.
General
Every transaction entered into between us and an entity in which ACM holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment, and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.
Other Relationships and Related Transactions
Arbor Management, LLC, the managing member of ACM, and ACM have outstanding loans to one of our executive officers, summarized as follows:
The largest aggregate outstanding principal balance to Mr. Caulfield during the two-year period ended December 31, 2020 was $534,500 and the total outstanding balance was $509,500 as of December 31, 2020. Mr. Caulfield did not make any principal payments during 2020 and made a $25,000 principal payment during 2019. There is no interest being charged on the aggregate loan balance.
Our current policies and procedures do not allow for the lending of funds to any of our directors or officers.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors, following the recommendation of the Corporate Governance Committee, (i) has nominated Mr. Kenneth J. Bacon, Mr. William C. Green and Mr. Elliot Schwartz, each to serve on the Board of Directors until our annual meeting of stockholders for 2024 and until their respective successors are duly elected and qualified. Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional nominee as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with our charter and bylaws. Election of each of the director nominees named in this Proposal No. 1 requires the affirmative vote of a majority of the votes cast in the election of directors at the annual meeting by holders of our voting securities. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE

PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021
The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
Stockholder ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2021 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities.
If this appointment is not ratified by our stockholders, the Audit Committee and the Board may each reconsider its recommendation and endorsement. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interest.
Independent Accountants’ Fees
Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for fiscal years ended December 31, 2020 and 2019 were as follows:
	2020	2019
Audit Fees	$2,236,700	$2,686,900
Audit-Related Fees	803,416	851,943
Total	$3,040,116	$3,538,843
The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 and for other services, including compliance with the Sarbanes-Oxley Act of 2002, accounting consultations billed as audit services, review of financial statements included in Forms 10-Q, comfort letters, consents and review of our registration statements under the Securities Act and other documents filed with the SEC in those fiscal years.
The Audit-Related Fees were for professional services rendered relating to agreed-upon procedures for 2020 and 2019.
Audit Committee Pre-Approval Policy
In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full Audit Committee for up to a year and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the full Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All audit related fees were approved by the Audit Committee.
The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2020 and 2019 under such provision.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021

STOCKHOLDER PROPOSALS FOR 2022
Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at our 2022 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the stockholder proposal must be received by our corporate headquarters, located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Corporate Secretary, on or before December 31, 2021.
In order for a stockholder to nominate directors or propose other business at our 2022 annual meeting of stockholders outside of Rule 14a-8, such nominations or proposal must contain the information required by our bylaws and be received by us in accordance with our bylaws. Pursuant to our current bylaws, stockholder nominations or proposals must be submitted no later than December 31, 2021 and no earlier than December 1, 2021; provided, however, in the event that mailing of the notice for the 2022 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after April 30, 2022, to be timely, a proposal by a stockholder must be delivered not earlier than the 150th day prior to the date of mailing of the notice for such meeting and not later than the close of business on the later of (1) the 120th day prior to the date of mailing of the notice for such meeting and (2) the tenth day following the date on which public announcement of the date of such meeting is first made.
OTHER MATTERS
Our Board of Directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.
By Order of the Board of Directors,
John J. Bishar, Jr.
Corporate Secretary
April 30, 2021
Uniondale, New York

ANNUAL MEETING OF STOCKHOLDERS OFARBOR REALTY TRUST, INC.May 26, 2021NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The notice of meeting, proxy statement and proxy cardare available at http://www.arbor.comPlease sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please givefull title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.Proposal 1. Election of directors to serve on the Board of Directors of Arbor RealtyTrust, Inc.O Kenneth J. BaconO William C. GreenO Elliot SchwartzThe Board of Directors recommends a vote FOR Proposal 2.Proposal 2. Ratification of the appointment of Ernst & Young LLP as theindependent registered public accounting firm of Arbor RealtyTrust, Inc. for fiscal year 2021.Proposal 3. To vote and otherwise represent the undersigned on any other matterthat properly comes before the meeting or any adjournment or postponementthereof in the discretion of the proxy holder.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1AND “FOR” PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ----------------20303000000000000000 2 051921GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.The Board of Directors recommends a vote FOR all nominees listed in Proposal 1.Proposal 1. Election of directors to serve on the Board of Directors of Arbor RealtyTrust, Inc.O Kenneth J. BaconO William C. GreenO Elliot SchwartzFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038NOMINEES:ANNUAL MEETING OF STOCKHOLDERS OFARBOR REALTY TRUST, INC.May 26, 2021PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1AND “FOR” PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x------------------ ----------------20303000000000000000 2 051921COMPANY NUMBERACCOUNT NUMBERNOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The notice of meeting, proxy statement and proxy cardare available at http://www.arbor.comThe Board of Directors recommends a vote FOR Proposal 2.Proposal 2. Ratification of the appointment of Ernst & Young LLP as theindependent registered public accounting firm of Arbor RealtyTrust, Inc. for fiscal year 2021.Proposal 3. To vote and otherwise represent the undersigned on any other matterthat properly comes before the meeting or any adjournment or postponementthereof in the discretion of the proxy holder.FOR AGAINST ABSTAININTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have your proxycard available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in theUnited States or 1-718-921-8500 from foreign countries and follow theinstructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided assoon as possible.VIRTUALLY AT THE MEETING - The company will be hosting the meetinglive via the Internet this year. To attend the meeting via the Internet,please visit https://web.lumiagm.com/286720334 (password: arbor2021)and be sure to have your control number available.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent,you can quickly access your proxy materials, statements and other eligibledocuments online, while reducing costs, clutter and paper waste. Enrolltoday via www.astfinancial.com to enjoy online access.

ARBOR REALTY TRUST, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2021The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appointsPaul Elenio, John J. Bishar, and Leah Fisher, and each of them, the proxy or proxies of the undersigned, with fullpower of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May26, 2021 at 11:00 a.m., local time, in a virtual-only format at https://web.lumiagm.com/286720334 (password:arbor2021), and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that theundersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with allproxies possessed by the undersigned if personally present at the meeting.This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy isexecuted but no instruction is given, this proxy will be voted “FOR” all the nominees listed in Proposal 1 and“FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as mayproperly come before the meeting or any adjournment or postponement thereof.(Continued and to be signed on the reverse side)1.114475